Exhibit 1

For further information:

Investor Relations 416-947-1212

AGNICO EAGLE PROVIDES NOTICE OF RELEASE OF

FOURTH QUARTER 2013 RESULTS AND CONFERENCE CALL

Toronto (January 27, 2014) — Agnico Eagle Mines Limited (NYSE: AEM) (TSX: AEM) (“Agnico Eagle” or the “Company”) will release its fourth quarter and full-year 2013 operating and financial results on Wednesday, February 12, 2014, after normal trading hours.  The fourth quarter and full-year release will also include the Company’s full-year guidance for 2014 and its mineral reserve and mineral resource statement as of December 31, 2013.

Fourth Quarter 2013 Results Conference Call Webcast

Agnico Eagle’s senior management will host a conference call on Thursday, February 13, 2014 at 11:00 AM (E.S.T.) to discuss the Company’s financial and operating results.

Via Webcast:

A live audio webcast of the meeting will be available on the Company’s website www.agnicoeagle.com.

Via Telephone:

For those preferring to listen in by telephone, please dial 416-644-3416 or Toll-free 1-800-814-4860. To ensure your participation, please call approximately five minutes prior to the scheduled start of the call.

Replay Archive:

Please dial 416-640-1917 or Toll-free 1-877-289-8525, access code 4661689. The conference call replay will expire on March 13, 2014.

The webcast along with presentation slides will be archived for 180 days on www.agnicoeagle.com.

Agnico Eagle’s financial statements and operating results for the remainder of 2014 will be released as follows, after market close:

First Quarter — Thursday, May 1, 2014

Second Quarter — Wednesday, July 30, 2014

Third Quarter — Wednesday, October 29, 2014

This year’s Annual General Meeting will be held on Friday, May 2, 2014 at 11:00 AM (E.D.T) at the Sheraton Centre Hotel, Toronto, Ontario

Investor Relations

Agnico Eagle Mines Limited

145 King Street East, Suite 400

Toronto, Ontario, M5C 2Y7

Telephone: 416-947-1212

Email: info@agnicoeagle.com

About Agnico Eagle

Agnico Eagle is a senior Canadian gold mining company that has produced precious metals since 1957.  Its seven mines are located in Canada, Finland and Mexico, with exploration and development activities in each of these regions as well as in the United States. The Company and its shareholders have full exposure to gold prices due to its long-standing policy of no forward gold sales. Agnico Eagle has declared a cash dividend every year since 1983.

www.agnicoeagle.com